UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 19, 2010
____________________

Tegal Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	000-26824	68-0370244
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 South McDowell Boulevard
Petaluma, CA 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement.

On March 19, 2010, Tegal Corporation (the “Company”), Sputtered Films, Inc., a wholly owned subsidiary of the Company (“SFI” and together with the Company, the “Sellers”), OEM Group Inc. (“OEM Group”) and OEG-TEG, LLC (“Purchaser”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Sellers sold to the Purchaser (the “Disposition”) certain inventory, equipment, intellectual property and other assets of the Sellers primarily related to the Sellers’ Etch and PVD products (the “Etch and PVD Products”).

The Purchaser assumed certain liabilities arising after the closing of the Disposition in connection with the ownership of the purchased assets. The Sellers retained all liabilities not expressly assumed by the Purchaser.  OEM Group has guaranteed all obligations of the Purchaser under the Purchase Agreement.

The Disposition was closed immediately after execution of the Purchase Agreement.  In connection with the Disposition, the Sellers and the Purchaser entered into related agreements for the transfer and licensing of patents, trademarks and other intellectual property associated with the Etch and PVD Products, including a Trademark Assignment Agreement for certain trademarks used in the Etch and PVD Products, a royalty-free Trademark License Agreement allowing for the limited use of the Tegal trademark by the Purchaser solely in connection with future sales of Etch and PVD Products and solely in combination with the trademarks transferred to Purchaser, a Patent Assignment Agreement for the transfer of certain patents related to the Etch and PVD Products, and a perpetual, irrevocable, non-exclusive, worldwide, fully-paid, royalty-free, Intellectual Property Cross License Agreement, pursuant to which the Sellers granted Purchaser a license to certain intellectual property owned by the Sellers for use in Purchaser’s manufacture and sale of the Etch and PVD Products, and Purchaser licensed back to Seller certain intellectual property sold to Purchaser as part of the Disposition for the Sellers’ continued use.

The consideration paid by Purchaser for the Disposition consisted of the following:

•	Cash in the amount of $250,000 paid at closing, which occurred on March 19, 2010;

•
An aggregate of $1,750,000 cash payable to the Company by four installment payments of $250,000, $500,000, $500,000 and $500,000 each on July 1, 2010, October 1, 2010, January 1, 2011 and April 1, 2011, respectively; and

•
A contingent payment in cash of up to $1,000,000 payable to the Company by April 15, 2011 based on the following percentage of applicable bookings of Etch and PVD Products in excess of $6,000,000 received by the Sellers or the Purchaser during the period beginning March 19, 2010 through March 31, 2011:

(i)	if applicable bookings are greater than or equal to $6,000,000 but less than $8,000,000, the contingent payment will be 5% of the applicable bookings in excess of $6,000,000;

(ii)	if applicable bookings are greater than or equal to $8,000,000 but less than $10,000,000, the contingent payment will be $100,000 plus 10% of the applicable bookings in excess of $8,000,000;

(iii)	if applicable bookings are greater than or equal to $10,000,000 but less than $12,000,000, the contingent payment will be $300,000 plus 15% of the applicable bookings in excess of $10,000,000; and

(iv)	if applicable bookings are greater than or equal to $12,000,000, the contingent payment will be $600,000 plus 20% of the applicable bookings in excess of $12,000,000.

In no case will the contingent payment exceed $1,000,000.

The descriptions of the Purchase Agreement, the Trademark Assignment Agreement, the Trademark License Agreement, the Patent Assignment Agreement and the Intellectual Property Cross-License Agreement provided above are qualified in their entirety by reference to the full text of such agreements, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended March 31, 2010, which the Company intends to file with the Securities and Exchange Commission or before June 14, 2010.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

On March 19, 2010, the Company completed the Disposition.  The information in Item 1.01 above is incorporated herein by reference.  On March 22, 2010, the Company issued a press release regarding the Disposition, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press release issued by Tegal Corporation, dated March 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2010	TEGAL CORPORATION
	By:	/s/ Christine T. Hergenrother
	Name: Title:	Christine T. Hergenrother Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Tegal Corporation, dated March 22, 2010.